Exhibit 99.1

NEWS RELEASE
For More Information Contact:
Rodney L. Underdown (913-344-9395)	Peggy Landon (913-344-9315)
Chief Financial Officer	Director of Investor Relations and Corporate Communications

Compass Minerals Reports Second-Quarter 2011 Results
Company Posts Record Six-Month Cash Flow

OVERLAND PARK, Kan. (July 28, 2011) – Compass Minerals (NYSE: CMP) reports the following results of its second-quarter 2011 operations:

•	Sales were $179.9 million, approximately equal with $179.0 million reported in the 2010 quarter.

•	Stronger specialty fertilizer prices combined with improved salt production efficiencies drove operating earnings up $3.7 million year over year to $22.1 million.

•	The company’s operating margin expanded by two percentage points versus the prior-year period.

•	Net earnings grew 24 percent to $14.0 million, or $0.42 per diluted share, from $11.3 million, or $0.34 per diluted share, for the three months ended June 30, 2010.

•	For the six months ended June 30, 2011, cash flow from operations was $194.1 million, a six-month record, up 13 percent from $171.1 million for the six months ended June 30, 2010.

“Our performance this quarter demonstrated again that Compass Minerals has a unique ability to generate strong earnings and operating cash flow in a variety of operating environments,” said Angelo Brisimitzakis, Compass Minerals president and CEO.  “Improved efficiencies at our salt mines, mostly driven by higher production volumes, have begun to alleviate the short-term margin pressures we experienced over the past four quarters in our salt segment.  In addition, the global potash market continues to strengthen, supporting price improvements for our specialty fertilizer products. These factors resulted in stronger margins this year in both our salt and specialty fertilizer segments and robust cash flow from operations, which continues to provide efficient funding for our strategic investments for profitable long-term growth.”

Compass Minerals

Compass Minerals Financial Results (in millions, except for earnings per share)
	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Sales	$179.9	$179.0	$570.5	$536.6
Sales less shipping and handling (product sales)	135.8	138.8	411.7	397.7
Operating earnings	22.1	18.4	106.7	111.1
Operating margin	12.3%	10.3%	18.7%	20.7%
Net earnings	14.0	11.3	70.5	70.2
Diluted earnings per share	0.42	0.34	2.11	2.10
EBITDA*	38.9	32.3	139.3	133.4
Adjusted EBITDA*	38.5	30.4	139.5	135.2
*These are non-GAAP financial measures.  Reconciliations to GAAP measures of performance are provided in tables at the end of this release.

SALT SEGMENT

Second-quarter salt sales were $127.3 million compared to $134.6 million in 2010.  Higher fuel costs increased the cost of shipping and handling by $2.92 per ton, or 16 percent, compared to the prior-year quarter.  Nonetheless, salt segment operating earnings were $13.6 million, moderately improved from the 2010 quarter, and the salt segment operating margin expanded to approximately 11 percent from 10 percent in the prior-year period.

Salt sales volumes were 7 percent lower than in the second quarter of 2010, primarily because deicing sales in the prior-year quarter were robust, driven by strong pre-season demand in the U.K. and some sales related to minimum purchase requirements in North American contracts.   In addition, second-quarter 2011 salt shipments were delayed to the third quarter by flooding on the Mississippi and Ohio River systems.

The company posted modest price improvements in both its highway deicing and consumer and industrial business units, and increased operating efficiencies at its rock salt mines compared to the prior-year quarter.

Highway Deicing Bids

The bidding process for North American highway deicing contracts for the 2011-2012 winter season is approximately two-thirds complete.  To date, prices on bids awarded to Compass Minerals have averaged approximately 3 percent higher year over year, roughly in line with historical price increases.  In addition, overall volumes requested in government bids in the company’s served markets thus far have increased by approximately 4 percent from last season.

Compass Minerals

Salt Segment Performance (in millions, except for sales volumes and prices per short ton)
	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Sales	$127.3	$134.6	$459.7	$437.1
Sales less shipping and handling (product sales)	$89.3	$99.3	$314.8	$310.2
Operating earnings	$13.6	$13.4	$90.8	$99.0
Operating margin	10.7%	10.0%	19.8%	22.6%
Sales volumes (in thousands of tons):
Highway deicing	1,296	1,395	5,574	5,344
Consumer and industrial	483	519	1,067	1,054
Total salt	1,779	1,914	6,641	6,398
Average sales price (per ton):
Highway deicing	$43.28	$42.42	$53.42	$52.05
Consumer and industrial	$147.58	$145.47	$151.86	$150.80
Total salt	$71.58	$70.36	$69.23	$68.32

SPECIALTY FERTILIZER SEGMENT

Specialty fertilizer sales were up 19 percent to $49.5 million from $41.6 million in the 2010 quarter and product sales, which exclude the cost of shipping and handling, were $43.4 million versus $36.7 million the year before.  Operating earnings grew 26 percent to $18.7 million from $14.9 million in the prior year, expanding the segment operating margin by two percentage points.

Sales from Big Quill Resources, Inc., which Compass Minerals acquired in January 2011, helped to lift specialty fertilizer sales volumes 4 percent year over year.  The benefit of Big Quill Resources sales was partially offset by the impact of unfavorable weather in key produce-growing regions along North America’s coasts, which hampered fertilizer applications and temporarily reduced demand for sulfate of potash.  Average prices for sulfate of potash increased 16 percent year over year to $600 per ton.

Specialty Fertilizer Segment Performance (in millions, except for sales volumes and prices per short ton)
	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Sales	$49.5	$41.6	$104.9	$94.1
Sales less shipping and handling (product sales)	$43.4	$36.7	$91.0	$82.1
Operating earnings	$18.7	$14.9	$38.0	$31.9
Operating margin	37.8%	35.8%	36.2%	33.9%
Sales volume (in thousands of tons)	83	80	178	182
Average sales price (per ton)	$600	$519	$591	$516

Compass Minerals

OTHER FINANCIAL HIGHLIGHTS

Other income declined by $1.5 million from the 2010 quarter, reflecting lower foreign exchange gains.  The company had a greater build in deicing salt inventories this quarter than in the prior- year quarter, which contributed to a reduction in its second-quarter cash flow from operations to $23.3 million from $33.8 million in the 2010 quarter.  Cash flow from operations for the six months ended June 30, 2011, was $194.1 million compared to $171.1 million for the same period in 2010.

OUTLOOK

“We are seeing highway deicing bid volumes rebound throughout our markets following a moderate decline last season, and our awarded bid prices have moved modestly higher for the upcoming winter.  We expect these gains, along with ongoing production efficiency improvements, to expand our salt operating margins when the deicing season begins in the fourth quarter,” Dr. Brisimitzakis continued.

“Localized rains and cooler weather this summer have thus far slowed the solar evaporation process used by our sulfate of potash production facility at the Great Salt Lake in Utah.  We believe this will likely reduce our solar-pond-based sulfate of potash production in 2012 and result in some sales volume constraints during the next 18 months.  Despite this short-term operating impediment, the pricing and demand for specialty potash fertilizers continues to strengthen and expand our margins.”

 A summary of the company’s performance is available on the company’s website at www.CompassMinerals.com/Presentation.

Conference Call

The company will discuss its results on a conference call tomorrow, Friday, July 29, at 9:00 a.m. ET.  To access the conference call, interested parties should visit the company’s website at www.CompassMinerals.com or dial (888) 668-1648.  Callers must provide the conference ID number 7497722.  Outside of the U.S. and Canada, callers may dial (913) 312-1507.  Replays of the call will be available on the company’s website for two weeks.  The replay can also be accessed by phone for seven days at (888) 203-1112, conference ID 7497722.   Outside of the U.S. and Canada, callers may dial (719) 457-0820.

About Compass Minerals

Based in the Kansas City metropolitan area, Compass Minerals is a leading producer of minerals, including salt, sulfate of potash specialty fertilizer and magnesium chloride.  The company provides highway deicing salt to customers in North America and the United Kingdom and specialty fertilizer to growers worldwide.  Compass Minerals also produces consumer deicing and water conditioning products, ingredients used in consumer and commercial foods, and other mineral-based products for consumer, agricultural and industrial applications.  Compass Minerals also provides records management services to businesses throughout the U.K.

Compass Minerals

Non-GAAP Measures

Management uses a variety of measures to evaluate the company’s performance.  While the consolidated financial statements provide an understanding of the company’s overall results of operations, financial condition and cash flows, management analyzes components of the consolidated financial statements to identify certain trends and evaluate specific performance areas.  In addition to using U.S. generally accepted accounting principles (“GAAP”) financial measures, management uses EBITDA and EBITDA adjusted for items which management believes are not indicative of the company’s ongoing operating performance (“adjusted EBITDA”), both non-GAAP financial measures, to evaluate the operating performance of the company’s core business operations because its resource allocation, financing methods and cost of capital, and income tax positions are managed at a corporate level, apart from the activities of the operating segments, and the operating facilities are located in different taxing jurisdictions, which can cause considerable variation in net income.  The company also uses EBITDA and adjusted EBITDA to assess its operating performance and return on capital against other companies, and to evaluate potential acquisitions or other capital projects.  EBITDA and adjusted EBITDA are not calculated under GAAP and should not be considered in isolation or as a substitute for net income, cash flows or other financial data prepared in accordance with GAAP or as a measure of overall profitability or liquidity.  EBITDA and adjusted EBITDA exclude interest expense, income taxes and depreciation and amortization, which are each an essential element of the company’s cost structure and cannot be eliminated.  Consequently, any measure that excludes these elements has material limitations. While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to the potential inconsistencies in the method of calculation.  The calculation of EBITDA and adjusted EBITDA as used by management is set forth in the following table.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company's current expectations and involve risks and uncertainties that could cause the company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in the "Risk Factors" sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.  The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments.

Compass Minerals

Reconciliation for EBITDA and Adjusted EBITDA (unaudited) (in millions)
	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Net earnings	$14.0	$11.3	$70.5	$70.2
Income tax expense	3.3	3.7	25.1	27.9
Interest expense	5.2	5.3	10.9	11.2
Depreciation, depletion and amortization	16.4	12.0	32.8	24.1
EBITDA	$38.9	$32.3	$139.3	$133.4
Adjustments to EBITDA:
Other (income) expense(1)	(0.4)	(1.9)	0.2	1.8
Adjusted EBITDA	$38.5	$30.4	$139.5	$135.2

(1) Primarily includes interest income and foreign exchange gains and losses.

Compass Minerals

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except share and per-share data)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Sales	$179.9	$179.0	$570.5	$536.6
Shipping and handling cost	44.1	40.2	158.8	138.9
Product cost	91.5	98.9	259.8	243.2
Gross profit	44.3	39.9	151.9	154.5

Selling, general and administrative expenses	22.2	21.5	45.2	43.4
Operating earnings	22.1	18.4	106.7	111.1

Other (income) expense:
Interest expense	5.2	5.3	10.9	11.2
Other, net	(0.4)	(1.9)	0.2	1.8
Earnings before income taxes	17.3	15.0	95.6	98.1
Income tax expense	3.3	3.7	25.1	27.9
Net earnings	$14.0	$11.3	$70.5	$70.2

Basic net earnings per common share	$0.42	$0.34	$2.11	$2.10
Diluted net earnings per common share	$0.42	$0.34	$2.11	$2.10
Cash dividends per share	$0.45	$0.39	$0.90	$0.78

Weighted-average shares outstanding (in thousands): (1)
Basic	32,889	32,739	32,862	32,704
Diluted	32,922	32,754	32,894	32,716

(1)
Participating securities include options, PSUs and RSUs that receive non-forfeitable dividends. Net earnings were allocated to 545,000 and 551,000 participating securities for the three and six months ended June 30, 2011, respectively, and 624,000 and 645,000 participating securities for the three and six months ended June 30, 2010.

Compass Minerals

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions)

	June 30, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$158.0	$91.1
Receivables, net	105.6	197.2
Inventories	168.8	205.0
Other current assets	14.9	28.1
Property, plant and equipment, net	566.8	533.8
Intangible and other noncurrent assets	115.7	59.1
Total assets	$1,129.8	$1,114.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$118.1	$182.6
Long-term debt, net of current portion	480.5	482.5
Deferred income taxes and other noncurrent liabilities	118.6	101.4
Total stockholders' equity	412.6	347.8
Total liabilities and stockholders' equity	$1,129.8	$1,114.3

Compass Minerals

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Six Months Ended June 30,
	2011	2010

Net cash provided by operating activities	$194.1	$171.1

Cash flows from investing activities:
Capital expenditures	(43.7)	(46.0)
Acquisition of a business, net	(58.1)	−
Other, net	1.0	(0.6)
Net cash used in investing activities	(100.8)	(46.6)
Cash flows from financing activities:
Principal payments on long-term debt	(2.1)	(2.0)
Dividends paid	(30.1)	(26.0)
Proceeds received from stock option exercises	1.9	1.6
Excess tax benefits from equity compensation awards	1.7	1.8
Other, net	(0.1)	−
Net cash used in financing activities	(28.7)	(24.6)
Effect of exchange rate changes on cash and cash equivalents	2.3	(1.0)
Net change in cash and cash equivalents	66.9	98.9
Cash and cash equivalents, beginning of the period	91.1	13.5

Cash and cash equivalents, end of period	$158.0	$112.4

Compass Minerals

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION (unaudited)
(in millions)

Three Months Ended June 30, 2011	Salt	Specialty Fertilizer	Corporate and Other(a)	Total
Sales to external customers	$127.3	$49.5	$3.1	$179.9
Intersegment sales	0.3	2.5	(2.8)	−
Shipping and handling cost	38.0	6.1	−	44.1
Operating earnings (loss)	13.6	18.7	(10.2)	22.1
Depreciation, depletion and amortization	10.1	5.1	1.2	16.4
Total assets (as of end of period)	696.1	359.9	73.8	1,129.8

Three Months Ended June 30, 2010	Salt	Specialty Fertilizer	Corporate and Other(a)	Total
Sales to external customers	$134.6	$41.6	$2.8	$179.0
Intersegment sales	0.1	1.8	(1.9)	−
Shipping and handling cost	35.3	4.9	−	40.2
Operating earnings (loss)	13.4	14.9	(9.9)	18.4
Depreciation, depletion and amortization	8.2	2.7	1.1	12.0
Total assets (as of end of period)	675.2	229.7	63.6	968.5

Six Months Ended June 30, 2011	Salt	Specialty Fertilizer	Corporate and Other(a)	Total
Sales to external customers	$459.7	$104.9	$5.9	$570.5
Intersegment sales	0.5	2.6	(3.1)	−
Shipping and handling cost	144.9	13.9	−	158.8
Operating earnings (loss)	90.8	38.0	(22.1)	106.7
Depreciation, depletion and amortization	20.4	10.0	2.4	32.8

Six Months Ended June 30, 2010	Salt	Specialty Fertilizer	Corporate and Other(a)	Total
Sales to external customers	$437.1	$94.1	$5.4	$536.6
Intersegment sales	0.3	1.9	(2.2)	−
Shipping and handling cost	126.9	12.0	−	138.9
Operating earnings (loss)	99.0	31.9	(19.8)	111.1
Depreciation, depletion and amortization	16.7	5.2	2.2	24.1

a)
“Corporate and Other” includes corporate entities, the records management business and eliminations.  Corporate assets include deferred tax assets, deferred financing fees, investments related to the non-qualified retirement plan and other assets not allocated to the operating segments.